UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 12, 2007

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

On June 12, 2007, Great Lakes Dredge & Dock Corporation (“Great Lakes” or the “Company”) entered into a new credit agreement (the “Credit Agreement”) with LaSalle Bank National Association, as Swing Line Lender, Sole Lead Arranger and Administrative Agent, and the financial institutions party thereto as lenders. The Credit Agreement is filed as Exhibit 10.1 hereto.  The new Credit Agreement, which refinanced and replaced the Company’s former credit agreement, provides for a revolving credit facility of up to $155.0 million in borrowings and includes sublimits for the issuance of letters of credit and swingline loans.  The revolving credit facility matures on June 12, 2012.  The revolving credit facility bears interest at rates selected at the option of Great Lakes, currently equal to LIBOR plus 3.00% or Base Rate plus 1.25%.  The Credit Agreement also requires the payment of a 0.50% non-use fee.  The obligations of Great Lakes under the Credit Agreement are unconditionally guaranteed by its direct and indirect domestic subsidiaries.  The obligations under the Credit Agreement are secured by a perfected first priority lien on certain equipment of Great Lakes’ subsidiary, Great Lakes Dredge & Dock Company, LLC (“GLDD Company”); a perfected second priority lien on certain other equipment of GLDD Company, subject to a perfected first priority lien in favor of Great Lakes’ bonding company; a perfected first priority lien on the inter-company receivables of Great Lakes and its direct and indirect domestic subsidiaries and having an equal priority to the liens of Great Lakes’ bonding company; and a perfected second priority lien on the accounts receivable of Great Lakes and its direct and indirect subsidiaries that relate to bonded projects.  The Credit Agreement contains various covenants and restrictions including (i) limitations on dividends, redemptions and repurchases of capital stock, (ii) limitations on the incurrence of indebtedness, liens, leases and investments, and (iii) maintenance of certain financial covenants.

On June 12, 2007, Great Lakes also entered into a fourth amendment to third amended and restated underwriting and continuing indemnity agreement (the “Fourth Amendment”) with its bonding company.  This agreement is filed as Exhibit 10.2 hereto.  The Fourth Amendment provides, among other things, for new equipment collateral securing the obligations under the Company’s bonding agreement and permits the Credit Agreement and related collateral securing the obligations under the Credit Agreement.  The obligations under the bonding agreement, as amended by the Fourth Amendment, are secured by a perfected first priority lien on certain equipment of GLDD Company; a perfected second priority lien on certain other equipment of GLDD Company, subject to a perfected first priority lien securing the obligations under the Credit Agreement; a lien on the inter-company receivables of Great Lakes and its direct and indirect domestic subsidiaries having an equal priority to the liens securing the obligations under the Credit Agreement; and a perfected first priority lien on the accounts receivable of Great Lakes and its direct and indirect domestic subsidiaries that relate to bonded projects.

Item 9.01 — Financial Statements and Exhibits

(d)	Exhibits

10.1

Credit Agreement, dated as of June 12, 2007, among Great Lakes Dredge & Dock Corporation, the other loan parties from time to time party thereto, the financial institutions from time to time party thereto and LaSalle Bank National Association, as Swing Line Lender, Sole Lead Arranger and Administrative Agent.

10.2

Fourth Amendment to Third Amended and Restated Underwriting and Continuing Indemnity Agreement, dated as of June 12, 2007, among Great Lakes Dredge & Dock Corporation, certain of its subsidiaries, Travelers Casualty and Surety Company and Travelers Casualty and Surety Company of America.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Deborah A. Wensel_
Date: June 15, 2007	Deborah A. Wensel
Senior Vice President
and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

10.1

Credit Agreement, dated as of June 12, 2007, among Great Lakes Dredge & Dock Corporation, the other loan parties from time to time party thereto, the financial institutions from time to time party thereto and LaSalle Bank National Association, as Swing Line Lender, Sole Lead Arranger and Administrative Agent.

10.2

Fourth Amendment to Third Amended and Restated Underwriting and Continuing Indemnity Agreement, dated as of June 12, 2007, among Great Lakes Dredge & Dock Corporation, certain of its subsidiaries, Travelers Casualty and Surety Company and Travelers Casualty and Surety Company of America.